As filed with the Securities and Exchange Commission on December 13, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ELLINGTON FINANCIAL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	26-0489289
(State of Incorporation)	(IRS Employer Identification No.)

53 Forest Avenue Old Greenwich, Connecticut	06870
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.00% Series D Cumulative Perpetual Redeemable Preferred Stock, $0.001 par value per share	New York Stock Exchange
8.250% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.001 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-273309

Securities to be registered pursuant to Section 12(g) of the Act:  None.

EXPLANATORY NOTE

This registration statement on Form 8-A is being filed by Ellington Financial Inc. (“EFC”) with the U.S. Securities and Exchange Commission in connection with the registration of EFC’s 7.00% Series D Cumulative Perpetual Redeemable Preferred Stock, $0.001 par value per share (the “EFC Series D Preferred Stock”), and EFC’s 8.250% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.001 par value per share (the “EFC Series E Preferred Stock” and together with the EFC Series D Preferred Stock, “EFC Preferred Stock”), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and the listing of each class of EFC Preferred Stock on the New York Stock Exchange (“NYSE”). The trading symbols for the EFC Series D Preferred Stock and the EFC Series E Preferred Stock on the NYSE will be “EFC PRD” and “EFC PRE,” respectively.

EFC is registering shares of EFC Preferred Stock to be issued in connection with the Agreement and Plan of Merger, dated as of May 29, 2023, by and among EFC, Arlington Asset Investment Corp. (“AAIC”), EF Merger Sub Inc. (“Merger Sub”), and Ellington Financial Management LLC, pursuant to which, subject to the terms and conditions contained therein, AAIC will be merged with and into Merger Sub, with Merger Sub surviving the merger as a wholly-owned subsidiary of EFC (the “Merger”). At the closing of the Merger, each share of AAIC’s 7.00% Series B Cumulative Perpetual Redeemable Preferred Stock, $0.01 par value per share, issued and outstanding immediately prior to the effective time of the Merger will be automatically converted into the right to receive one share of newly designated EFC Series D Preferred Stock, and each share of AAIC’s 8.250% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share, issued and outstanding immediately prior to the effective time of the Merger will be automatically converted into the right to receive one share of newly designated EFC Series E Preferred Stock, in each case, having substantially similar terms as those of the corresponding series of preferred stock of AAIC, as described more fully in EFC’s Registration Statement on Form S-4 (File No. 333-273309) (the “Registration Statement”), filed on July 18, 2023, as amended on October 24, 2023, and declared effective on November 2, 2023.

Item 1.  Description of Registrant’s Securities to be Registered.

The description of (i) EFC Series D Preferred Stock as set forth under the caption “Description of EFC Capital Stock – EFC Series D Preferred Stock” and (ii) EFC Series E Preferred Stock as set forth under the caption “Description of EFC Capital Stock – EFC Series E Preferred Stock” in the Registration Statement and in EFC’s prospectus filed pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on November 3, 2023, is incorporated herein by reference.

Item 2.  Exhibits.

Exhibit No.	Description
Exhibit 3.1	Certificate of Incorporation of Ellington Financial Inc. (incorporated herein by reference to Exhibit 3.3 of Ellington Financial Inc.’s Current Report on Form 8-K filed on March 4, 2019).

Exhibit 3.2	Certificate of Amendment to Certificate of Incorporation of Ellington Financial Inc. (incorporated herein by reference to Exhibit 3.1 of Ellington Financial Inc.’s Current Report on Form 8-K filed on May 22, 2023).

Exhibit 3.3	Amended and Restated Bylaws of Ellington Financial Inc. (incorporated herein by reference to Exhibit 3.1 of Ellington Financial Inc.’s Current Report on Form 8-K filed on January 5, 2023).

Exhibit 3.4	Certificate of Designations of 6.750% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock of Ellington Financial Inc. (incorporated herein by reference to Exhibit 3.3 of Ellington Financial Inc.’s registration statement on Form 8-A filed on October 21, 2019).

Exhibit 3.5	Certificate of Amendment of Certificate of Designations of 6.750% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock of Ellington Financial Inc. (incorporated herein by reference to Exhibit 3.1 of Ellington Financial Inc.'s Current Report on Form 8-K filed on January 21, 2022).

Exhibit 3.6	Certificate of Designations of 6.250% Series B Fixed-Rate Reset Cumulative Redeemable Preferred Stock of Ellington Financial Inc. (incorporated herein by reference to Exhibit 3.4 of Ellington Financial Inc.'s registration statement on Form 8-A filed on December 10, 2021).

Exhibit 3.7	Certificate of Amendment of Certificate of Designations of 6.250% Series B Fixed-Rate Reset Cumulative Redeemable Preferred Stock of Ellington Financial Inc. (incorporated herein by reference to Exhibit 3.2 of Ellington Financial Inc.'s Current Report on Form 8-K filed on January 21, 2022).

Exhibit 3.8	Certificate of Designations of 8.625% Series C Fixed-Rate Reset Cumulative Redeemable Preferred Stock of Ellington Financial Inc. (incorporated by reference to Exhibit 3.7 of Ellington Financial Inc.’s registration statement on Form 8-A filed on February 3, 2023).

Exhibit 3.9	Certificate of Designations of 7.00% Series D Cumulative Perpetual Redeemable Preferred Stock of Ellington Financial Inc.

Exhibit 3.10	Certificate of Designations of 8.250% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock of Ellington Financial Inc.

Exhibit 4.1	Form of certificate representing the 6.750% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock of Ellington Financial Inc. (incorporated herein by reference to Exhibit 4.1 of Ellington Financial Inc.’s registration statement on Form 8-A filed on October 21, 2019).

Exhibit 4.2	Form of certificate representing the 6.250% Series B Fixed-Rate Reset Cumulative Redeemable Preferred Stock of Ellington Financial Inc. (incorporated herein by reference to Exhibit 4.2 of Ellington Financial Inc.’s registration statement on Form 8-A filed on December 10, 2021).

Exhibit 4.3	Form of certificate representing the 8.625% Series C Fixed-Rate Reset Cumulative Redeemable Preferred Stock of Ellington Financial Inc. (incorporated herein by reference to Exhibit 4.3 of Ellington Financial Inc.’s registration statement on Form 8-A filed on February 3, 2023).

Exhibit 4.4	Form of certificate representing the 7.00% Series D Cumulative Perpetual Redeemable Preferred Stock of Ellington Financial Inc.

Exhibit 4.5	Form of certificate representing the 8.250% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock of Ellington Financial Inc.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ELLINGTON FINANCIAL INC.

Date:	December 13, 2023	By:	/s/ JR Herlihy
JR Herlihy
Chief Financial Officer